Exhibit 10.38

AMYRIS BIOTECHNOLOGIES, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of Amyris Biotechnologies, Inc. (the “Corporation”):

Optionee: _______________________________________________________________________

Grant Date: ______________________________________________________________________

Vesting Commencement Date: ______________________________________________________

Exercise Price: $________________________ per share

Number of Option Shares: ________________ shares of Common Stock

Expiration Date: __________________________________________________________________

Type of Option:	_______ Incentive Stock Option

_______ Non-Statutory Stock Option

Date Exercisable: Immediately Exercisable

Vesting Schedule: The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the lower of (i) the Exercise Price paid per share or (ii) the Fair Market Value per share at the time of Optionee’s cessation of Service. Optionee shall acquire a vested interest in, and the Corporation’s repurchase right shall accordingly lapse with respect to, (i) twenty percent (20%) of the Option Shares upon Optionee’s completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in a series of forty-eight (48) successive equal monthly installments upon Optionee’s completion of each additional month of Service over the forty-eight (48)-month period measured from the first anniversary of the Vesting Commencement Date. The Option shall not become exercisable for any additional Option Shares following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Amyris Biotechnologies, Inc. 2005 Stock Option/Stock Issuance Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B. Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

At Will Employment. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:                              ,

AMYRIS BIOTECHNOLOGIES, INC.

By:

Name:

Title:

, OPTIONEE

Address:

Attachments:

Exhibit A - Stock Option Agreement

Exhibit B - Stock Purchase Agreement

Exhibit C - 2005 Stock Option/Stock Issuance Plan

2

EXHIBIT A

STOCK OPTION AGREEMENT

EXHIBIT B

STOCK PURCHASE AGREEMENT

EXHIBIT C

2005 STOCK OPTION/STOCK ISSUANCE PLAN